UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2005

PROGRESS SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19417	04-2746201

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Oak Park, Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip Code)

(781) 280-4000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Ex-10.1 Written Offer of Employment with Larry R. Harris dated April 29, 2005
Ex-99.1 Asset Purchase Agreement dated April 29, 2005
Ex-99.2 Press Release dated May 2, 2005

Item 1.01 Entry into a Material Definitive Agreement

     On April 29, 2005, Progress Software Corporation (the Company) extended a written offer of employment to Larry R. Harris, a director of the Company since January 1995, which he accepted on the same date. Pursuant to the offer of employment, Mr. Harris will serve as Vice President and General Manager, EasyAsk Division, reporting to Richard Reidy, President of the Company’s DataDirect Division. The offer of employment is contingent on the successful closing of the Asset Purchase Agreement, which is more fully described below in Item 8.01. The complete written offer of employment is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 4, 2005, Mr. Harris gave notice that upon a successful closing of the Asset Purchase agreement and the commencement of his employment he will resign as a director of the Company. This resignation is not a result of any dispute or disagreement with the Company. Mr. Harris has been shown this disclosure and has been provided an opportunity to furnish a letter commenting on this disclosure. To the extent the Company receives such a letter, the Company will file it through an amendment to this Current Report on Form 8-K within two business days following receipt.

Item 8.01 Other Events

     On April 29, 2005, Progress Development Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company, entered into the Asset Purchase Agreement by and between Progress Development Corporation, EasyAsk, Inc. and Sigma Partners LLP, as indemnification representatives (the Asset Purchase Agreement). Pursuant to this Agreement, Progress Development Corporation is purchasing substantially all of the assets of EasyAsk, Inc. for a purchase price of approximately $9.25 million, net of cash acquired and any claims against the approximately $1.39 million escrow.

     The transaction was unanimously approved by the Board of EasyAsk and by all disinterested directors on the Company’s Board and/or Committee. Several of the Company’s directors serve on the Board of EasyAsk and several of the Company’s directors hold, directly or indirectly, an equity interest in EasyAsk.

     The relationships between the Company’s directors and EasyAsk are as follows:

•	Larry R. Harris — EasyAsk Founder, Chairman and stockholder. Mr. Harris is currently a Director and member of Nominating and Corporate Governance Committee of the Company.

•	Amram Rasiel — EasyAsk Director and stockholder. Mr. Rasiel is a Director and member of the Company’s Audit Committee.

•	Roger J. Heinen — General Partner at Flagship Ventures, a venture firm investor in EasyAsk (through One Liberty Ventures) and beneficial stockholder of EasyAsk stock. Mr. Heinen is a Director and member of Audit Committee, Nominating Corporate Governance Committee and Compensation Committee of the Company.

•	Joseph W. Alsop — EasyAsk stockholder. Mr. Alsop is CEO and a Director of the Company.

     A copy of the Asset Purchase Agreement is attached hereto as Exhibit 99.1.

     On May 2, 2005, the Company issued a press release announcing the entry into the Asset Purchase Agreement and written offer of employment to Mr. Harris. A copy of the press release announcing this event is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Written offer of employment with Larry R. Harris dated April 29, 2005

99.1	Asset Purchase Agreement dated April 29, 2005

99.2	Press release dated May 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION

By:	/s/ Norman R. Robertson

Norman R. Robertson Senior Vice President, Finance and Administration and Chief Financial Officer

Date: May 5, 2005

Exhibit Index

Exhibit No.	Description
10.1	Written offer of employment with Larry R. Harris dated April 29, 2005
99.1	Asset Purchase Agreement dated April 29, 2005
99.2	Press release dated May 2, 2005